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                                                                      EXHIBIT 11

                            MITCHAM INDUSTRIES, INC.
                        STATEMENT RE COMPUTATION OF LOSS
                                    PER SHARE
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

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                                                                 THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                     OCTOBER 31,                         OCTOBER 31,
                                                           ------------------------------      ------------------------------
                                                               2000              1999              2000              1999
                                                           ------------      ------------      ------------      ------------

COMPUTATION OF BASIC LOSS
  PER COMMON SHARE:

Net loss                                                   $     (1,654)     $     (1,070)     $     (3,397)     $     (4,404)
                                                           ------------      ------------      ------------      ------------

Weighted average number of common
     shares outstanding                                       9,032,000         9,551,000         9,220,000         9,550,000

Loss per common share                                      $      (0.18)     $      (0.11)     $      (0.37)     $      (0.46)
                                                           ============      ============      ============      ============


COMPUTATION OF LOSS PER COMMON SHARE
  ASSUMING DILUTION:

Net loss                                                   $     (1,654)     $     (1,070)     $     (3,397)     $     (4,404)
                                                           ------------      ------------      ------------      ------------

Weighted average number of common shares outstanding          9,032,000         9,551,000         9,220,000         9,550,000


Net effect of dilutive stock options and warrants
   based on the treasury stock method, using
   the average market price                                          --                --                --                --
                                                           ------------      ------------      ------------      ------------

Common shares outstanding assuming dilution                   9,032,000         9,551,000         9,220,000         9,550,000
                                                           ============      ============      ============      ============
Loss per common share assuming dilution                    $      (0.18)     $      (0.11)     $      (0.37)     $      (0.46)
                                                           ============      ============      ============      ============
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